EX-16.1

LETTER FROM STONEFIELD JOSEPHSON, INC.
CERTIFIED PUBLIC ACCOUNTANTS

                           STONEFIELD JOSEPHSON, INC.
                          CERTIFIED PUBLIC ACCOUNTANTS
                               IRVINE, CALIFORNIA


                                                                   July 12, 2004

Securities and Exchange Commission
Washington, DC  20549

Re:  Essential Reality, Inc
File  No. 0-32319

Dear Sir or Madam:

      We have read Item 4 of the Form 8-K of Essential Reality, Inc dated July 12, 2004 and agree with the statements relating only to Stonefield Josephson, Inc., Certified Public Accountants, contained therein.

                                                 /s/  STONEFIELD JOSEPHSON, INC.
                                                 ------------------------------
                                                 STONEFIELD JOSEPHSON, INC.
                                                 CERTIFIED PUBLIC ACCOUNTANT